UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Our 2014 Annual Meeting of Stockholders, or our Annual Meeting, was held on May 29, 2014. We had 42,274,107 shares of common stock outstanding and entitled to vote as of April 4, 2014, the record date for the Annual Meeting.  At the Annual Meeting, 36,860,288 shares of common stock were present in person or represented by proxy for the three proposals specified below.

At the Annual Meeting, stockholders:

(1)   elected for the ensuing year all eight of the director nominees;

(2)   ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3)   adopted by a majority of votes cast an advisory vote approving our executive compensation as reported in our proxy statement for the Annual Meeting.

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Roger D. Billingsley, Ph.D.	22,075,154	97,764	14,687,370
Stephen A. Block, Esq.	22,021,792	151,126	14,687,370
Mary Ann Gray, Ph.D.	22,070,342	102,576	14,687,370
Michael E. Herman	21,810,492	362,426	14,687,370
John Poyhonen	21,943,835	229,083	14,687,370
Jay M. Short, PhD.	22,064,535	108,383	14,687,370
Kent Snyder	21,675,613	497,305	14,687,370
Christopher Twomey	22,057,604	115,314	14,687,370

Proposal 2: Ratification of selection of independent registered public accounting firm for the fiscal year ending December 31, 2014

	For	Against	Abstain	Broker Non-Votes

Votes:	36,624,906	228,603	6,779	—

Proposal 3: Advisory vote on executive compensation

	For	Against	Abstain	Broker Non-Votes

Votes:	21,256,122	836,452	80,344	14,687,370

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and Chief Financial Officer

Date: May 30, 2014